Exhibit 99.1

Nasdaq Grants OpGen 180-Day Extension to Meet Minimum Bid Price Requirement

ROCKVILLE, Md., August 31, 2022 -- OpGen, Inc. (Nasdaq: OPGN, “OpGen”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, announced today that it has received written notification from the Listing Qualification Department of The NASDAQ Stock Market ("Nasdaq") granting OpGen’s request for a 180-day extension to regain compliance with Nasdaq's minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule").

OpGen now has until February 27, 2023 to regain compliance with the Bid Price Rule. Nasdaq's extension notice has no immediate effect on the continued listing status of OpGen’s common stock, which remains listed on The NASDAQ Capital Market.

If at any time until February 27, 2023, the bid price for OpGen’s common stock closes at or above $1.00 per share for a minimum of ten consecutive trading days, OpGen will regain compliance with the Bid Price Rule. OpGen will continue to monitor the bid price for its common stock and consider various available options if OpGen’s common stock does not trade at a level that is likely to regain compliance with the Bid Price Rule. There can be no assurance that OpGen will regain compliance with the Bid Price Rule or maintain compliance with any of the other Nasdaq continued listing requirements during this extended compliance period.

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s current product portfolio includes Unyvero, Acuitas AMR Gene Panel, and the ARES Technology Platform including ARESdb, NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction including ARESiss, ARESid, and AREScloud, as well as the Curetis CE-IVD-marked PCR-based SARS-CoV-2 test kit.For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding Nasdaq’s grant of an additional 180-day period for OpGen to regain compliance with Nasdaq’s minimum bid price rule. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the continued realization of expected benefits of our business combination transaction with Curetis GmbH, the continued impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, our ability to satisfy debt obligations under our loan with the European Investment Bank, the effect of the military action in Russia and Ukraine on our distributors, collaborators and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Alyssa Factor
Edison Group
afactor@edisongroup.com